UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11451 Katy Freeway, Suite 500

Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (281) 598-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2013, the Company entered into the Sixth Amendment to Second Amended and Restated Operating Agreement of Black Elk Energy Offshore Operations, LLC (the “Sixth Amendment”) to (1) establish the payment of the Class E Preferred Return to be paid in kind at the end of each calendar quarter to holders of record on that date unless the Company, with the consent of the Platinum Manager (as such term is defined in the Operating Agreement), elects to pay the Class E Preferred Return in cash and (2) establish New Mountain Finance Holdings, LLC as a Class E Member and, in the event that the Company does not file required reports with the U.S. Securities and Exchange Commission, provide them with rights as an Observer to the Board (as such term is defined by the Sixth Amendment). Additionally, pursuant to the Sixth Amendment, for so long as any Class E Preferred Units are outstanding, the Company cannot, without the written consent of the Class E Members, issue any equity instruments, including any additional classes of preferred units, that have rights, privileges or priorities that are equal or superior to the rights, privileges, or priorities of the existing Class E Preferred Units.

The foregoing description of the Sixth Amendment is not intended to be complete and is qualified in its entirety by reference to the Sixth Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

3.1	Sixth Amendment to Second Amended and Restated Operating Agreement of Black Elk Energy Offshore Operations, LLC, dated as of May 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:	/s/ Bruce Koch
Name: Bruce Koch Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Sixth Amendment to Second Amended and Restated Operating Agreement of Black Elk Energy Offshore Operations, LLC, dated as of May 3, 2013.